EX99-906CERT


                                  CERTIFICATION


      Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Market Vectors ETF Trust (comprising of BDC Income ETF, Emerging Markets High Yield Bond ETF, Emerging Markets Local Currency Bond ETF, Fallen Angel High Yield Bond ETF, International High Yield Bond ETF, Investment Grade Floating Rate ETF, LatAm Aggregate Bond ETF, Mortgage REIT Income ETF, Preferred Securities ex Financials ETF, Renminbi Bond ETF and Treasury-Hedged High Yield Bond ETF), do hereby certify, to such officer's knowledge, that:

     The semi-annual report on Form N-CSR of Market Vectors ETF Trust for the period ending October 31, 2013 (the "Form N-CSR")fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Market Vectors ETF Trust.


Dated: January 7, 2014                  /s/ Jan F. van Eck
                                        ----------------------------------------
                                        Jan F. van Eck
                                        Chief Executive Officer
                                        Market Vectors ETF Trust


Dated: January 7, 2014                  /s/ John J. Crimmins
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                                        John J. Crimmins
                                        Treasurer & Chief Financial Officer
                                        Market Vectors ETF Trust



     This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.